SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 14, 2004

(Date of earliest event reported): June 11, 2004

Prime Medical Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22392	74-2652727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address and Zip Code of Principal Executive Offices)

(512) 328-2892

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On June 14, 2004, Prime Medical Services, Inc. issued a press release announcing that it had entered into a definitive Agreement and Plan of Merger with HealthTronics Surgical Services, Inc. pursuant to which Prime would merge with and into HealthTronics. The Agreement and Plan of Merger and related Voting Agreements and press release are attached as Exhibits 10.1, 10.2, 10.3 and 99.1, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated as of June 11, 2004, by and between Prime Medical Services, Inc. and HealthTronics Surgical Services, Inc.

10.2	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock.

10.3	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin.

99.1	Press release dated June 14, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MEDICAL SERVICES, INC.

Date: June 14, 2004	By:	/s/ James S. B. Whittenburg
James S. B. Whittenburg Senior Vice President—Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Agreement and Plan of Merger dated as of June 11, 2004, by and between Prime Medical Services, Inc. and HealthTronics Surgical Services, Inc.

10.2*	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Argil J. Wheelock.

10.3*	Voting Agreement dated as of June 11, 2004, by and among Prime Medical Services, Inc., HealthTronics Surgical Services, Inc. and Kenneth S. Shifrin.

99.1*	Press release dated June 14, 2004.

*	Filed herewith.